            As filed with the Securities and Exchange Commission on June 6, 2000
                                                       Registration No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                            MOTHERNATURE.COM, INC.
            (Exact Name of Registrant as specified in its charter)

                  Delaware                              23-2832064
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                               One Concord Farms
                               490 Virginia Road
                               Concord, MA 01742
                                (978) 929-2000
              (Address of Principal Executive Offices) (Zip Code)

                        ------------------------------

                            MOTHERNATURE.COM, INC.
                                1998 Stock Plan
                                1999 Stock Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plan)

                        ------------------------------

                               Michael I. Barach
                     Chief Executive Officer and President
                            MOTHERNATURE.COM, INC.
                               One Concord Farms
                               490 Virginia Road
                               Concord, MA 01742
                                (978) 929-2000

              (Name and Address of Agent for Service of Process)

                                (978) 929-2000
         (Telephone Number, Including Area Code, of Agent For Service)

                        ------------------------------

                                   Copy to:
                           Howard S. Rosenblum, Esq.
                            John M. Mutkoski, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                              Oliver Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

===============================================================================

===============================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                                Proposed
                                                                 Maximum          Proposed
                                                                Offering          Maximum         Amount of
Title of Securities                          Amount to be       Price Per        Aggregate      Registration
to be Registered                              Registered          Share        Offering Price       Fee(1)
-------------------                          ------------       ---------      --------------   ------------
1998 Stock Plan                              378,997(2)         $ 0.220        $   83,379.34       $ 22.01
Common Stock (par value $.01 per share)      178,199(2)         $ 0.750        $  133,649.25       $ 35.28
                                              20,100(2)         $ 2.625        $   52,762.50       $ 13.93
                                             706,153(2)         $ 2.688        $1,898,139.26       $501.11
                                                 335(2)         $ 2.990        $    1,001.65       $  0.26
                                               1,005(2)         $ 5.220        $    5,246.10       $  1.38
                                               1,256(2)         $ 7.460        $    9,369.76       $  2.47
                                               6,277(2)         $10.000        $   62,770.00       $ 16.57
                                              18,088(2)         $22.390        $  404,990.32       $106.92
                                             321,901(3)         $ 1.563        $  503,131.26       $132.83


1999 Stock Plan(3)                           118,473            $ 1.563        $  185,173.30       $ 48.89
Common Stock (par value $.01 per share)

1999 Employee Stock Purchase Plan(3)         100,496            $ 1.563        $  157,075.25       $ 41.47
Common Stock (par value $.01 per share)

TOTAL:                                     1,851,280                 --        $3,496,687.99       $923.13
------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Section 6(b) of the Securities Act of 1933 (the "Act"), as amended.

(2) Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) The exercise price of these options is determined at the time of grant. None of these shares being registered hereunder are subject to outstanding options. Accordingly, the proposed maximum offering price per share of $1.563, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on May 31, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          ----------------

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the fiscal year ended December 31, 1999;

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed pursuant to the Exchange Act; and

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A pursuant to Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1, File No. 333-85139.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interest of Named Experts and Counsel.
        -------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws, as amended, provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities.

        The Company's Certificate of Incorporation provides that, to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty.

        In addition, the Company's By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, trustee, partner, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against all liability, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding. The Company shall only provide indemnification if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, if such person had no reasonable cause to believe his conduct was unlawful.

        The underwriting agreement, dated December 9, 1999, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Act.

        In addition, the Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

   Exhibit No.                     Description of Exhibit
   -----------                     ----------------------

   4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-85139) and incorporated herein by reference)

   4.2         First Amended and Restated Certificate of Incorporation (filed as
               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference)

   4.3         Amended and Restated By-Laws of the Registrant (filed as Exhibit
               3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference)

   4.4         1998 Stock Plan (filed herewith)

   4.5         1999 Stock Plan (filed herewith)

   4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-85139) and incorporated herein by reference)

   5.1         Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

   23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

   23.2        Consent of Arthur Andersen LLP (filed herewith)

   24.1 Power of Attorney (included as part of the signature page of this Registration Statement)


Item 9. Undertakings.
        -------------

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Concord in the Commonwealth of Massachusetts, on this 6th day of June, 2000.

                                   MOTHERNATURE.COM, INC.



                                   By:  /s/ Michael I. Barach
                                       --------------------------------
                                       Michael I. Barach
                                       Chief Executive Officer and President


                       POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of MotherNature.com, Inc., hereby severally constitute and appoint Michael I. Barach and Michael L. Bayer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MotherNature.com, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                      TITLE                                    DATE
/s/ Michael I. Barach               Chief Executive Officer, President and Director          June 6, 2000
------------------------------
Michael I. Barach                   (Principal Executive Officer)

/s/ Michael L. Bayer                Chief Financial Officer                                  June 6, 2000
------------------------------
Michael L. Bayer                    (Principal Financial and Accounting Officer)

/s/ Michael A. Greeley              Director                                                 June 6, 2000
------------------------------
Michael A. Greeley

/s/ Keith M. Kerman                 Director                                                 June 6, 2000
------------------------------
Keith M. Kerman

/s/ Brent R. Knudsen                Director                                                 June 6, 2000
------------------------------
Brent R. Knudsen

/s/ Marc D. Poirier                 Director                                                 June 6, 2000
------------------------------
Marc D. Poirier

/s/ Placido A. Corpora              Director                                                 June 6, 2000
------------------------------
Placido A. Corpora

                               INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-85139) and incorporated herein by reference)

4.2            First Amended and Restated Certificate of Incorporation (filed as
               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference)

4.3            Amended and Restated By-Laws of the Registrant (filed as Exhibit
               3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference)

4.4            1998 Stock Plan (filed herewith)

4.5            1999 Stock Plan (filed herewith)

4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-85139) and incorporated herein by reference)

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

23.2           Consent of Arthur Andersen LLP (filed herewith)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)